SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2020

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FFNW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Supplemental Executive Retirement Plan Agreements
On January 10, 2020, First Financial Northwest Bank (the “Bank”), the wholly owned subsidiary of First Financial Northwest, Inc. (the “Company”), entered into supplemental executive retirement plan agreements (“SERPs”) with the following named executive officers: Joseph W. Kiley III, President and Chief Executive Officer of the Company, and Richard P. Jacobson, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Bank (each, an “Executive” and, collectively, the “Executives”).
Each SERP provides that if the Executive separates from service after attaining normal retirement age (age 69 for Mr. Kiley and age 65 for Mr. Jacobson) for any reason other than death, he will receive a lifetime monthly benefit equal to what is provided under a specifically identified annuity contract that will be purchased to informally fund the Executive’s SERP (the “Normal Retirement Benefit”).   The Normal Retirement Benefit will commence on the first day of the second month following the Executive’s separation from service.
If the Executive separates from service prior to attaining normal retirement age for any reason other than death or a change in control, as defined in the SERP, he will receive an early termination benefit equal to the Normal Retirement Benefit determined as if he remained employed until normal retirement age, multiplied by a vesting percentage.  For Mr. Kiley, the vesting percentage is determined by dividing Mr. Kiley’s account balance (the amount accrued to pay his SERP benefit) as of his separation from service date by his projected account balance on his normal retirement age.  For Mr. Jacobson, the vesting percentage, determined on a monthly basis, is as follows: 17% for each of the first full five plan years in which he is employed by the Bank (i.e., 85% after five years of service), 91% after six full years of service, 96% after seven full years of service and 100% after eight full years of service.  The early termination benefit will commence on the first day of the second month following when the Executive attains his normal retirement age.
If the Executive is actively employed at the time of a “change in control” (as defined in the SERP) and experiences an involuntary termination within 24 months following the change in control, then the Executive will receive a fully vested Normal Retirement Benefit, payable at the same time and the same manner as the Normal Retirement Benefit described above (the “Change in Control Benefit”).  The amount necessary to fund and pay for the Executive’s Change in Control Benefit will be contributed to a rabbi trust.  Whether the Executive has experienced an involuntary termination for Change in Control Benefit purposes generally will be determined by the definition of involuntary termination in his employment agreement with the Bank (which includes voluntary termination for good reason).  If the acquirer in the change in control transaction does not assume the Executive’s SERP, then the Change in Control Benefit will be paid regardless of whether the Executive is involuntarily terminated.
No SERP benefit will be paid if the Executive’s termination of employment is for “cause” as defined in the SERP.  SERP benefits may be delayed to comply with Internal Revenue Code (“Code”) Section 409A.
If the Executive dies while actively employed, or after his separation from service but prior to attaining his normal retirement age, his designated beneficiary will receive a lump sum death benefit equal to the amount that should have been accrued to provide the Executive’s SERP benefit as of the date of his death. If the Executive dies after SERP payments have commenced, but before 180 monthly payments have been received, then his designated beneficiary will receive the present value of the remaining payments (that is, 180 payments less the number of payments actually received).  If the Executive dies after SERP payments have commenced, and after 180 monthly payments have been received, then no death benefit will be paid under the SERP.  All death benefits will be paid no later than 60 days after the Executive’s death.  The death benefit is in lieu of any other payments under the SERP.
The SERP also provides that, in the event that the payments to be received by the Executive, when taken together with payments and benefits payable to or on behalf of the Executive under any other plans, contracts or arrangements (“parachute payments”), will be subject to excise tax under Code Section 4999, then parachute payments under the plans, contracts or arrangements (including the Executive’s SERP) may be reduced to the extent necessary to avoid the Code Section 4999 excise tax.  SERP benefits may also be reduced as necessary to comply with regulatory requirements.
The foregoing summary of the SERP agreements is not complete and is qualified in its entirety by reference to the full text of Mr. Kiley’s and Mr. Jacobson’s SERP agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Amendment to Existing Supplemental Retirement Plan for Joseph W. Kiley III

On January 10, 2020, the Bank entered into an amendment to the existing Executive Supplemental Retirement Plan Participation Agreement (“Agreement”) with Mr. Kiley.  The Agreement, which was last amended on July 10, 2017,  is a nonqualified deferred compensation plan intended to provide Mr. Kiley with supplemental retirement benefits if certain conditions are met.  The material terms of the amendment are summarized below and a copy of the full Agreement, as amended, is furnished as Exhibit 10.3 hereto and is incorporated herein by reference.

The amendment to the Agreement provides that if Mr. Kiley remains employed with the Bank until age 69, then the period of time during which monthly benefits under the Agreement would be paid will be extended from 180 months until the end of his life, assuming he lives beyond the end of the 180 month period. This amendment does not modify the amount, time or form of the payments due during the 180 month period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is furnished as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

10.1 Supplemental Executive Retirement Plan Agreement for Joseph W. Kiley III

10.2 Supplemental Executive Retirement Plan Agreement for Richard P. Jacobson

10.3 Supplemental Executive Retirement Plan Agreement for Joseph W. Kiley III (Last Amended July 10, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: January 15, 2020	By: /s/ Richard P. Jacobson
Richard P. Jacobson Executive Vice President and Chief Financial Officer